UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 27, 2001


                              CITY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


         West Virginia                  0-17733                 55-0619957
         -------------                  -------                 ----------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)


                                25 Gatewater Road
                        Charleston, West Virginia, 25313
                    (Address of principal executive officers)


                                 (304) 769-1100
              (Registrant's telephone number, including area code)


                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

     Item 5.  Other Events

     On November 27, 2001, City Holding Company ("the Company") issued a news release, attached as Exhibit 99(a), announcing that it had entered into an agreement with Ferris, Baker Watts to provide investment services, including mutual funds and brokerage services to its customers. Ferris, Baker Watts will acquire all of the broker dealer accounts of City Financial Corporation, the investment services arm of the Company, under a revenue sharing arrangement.

     On November  30,  2001,  the  Company  issued a news  release,  attached as
Exhibit 99(b), announcing that the sale of its California subsidiaries, Del Amo Savings Bank and Frontier Bancorp (parent of Frontier State Bank) to First Federal Bank of California had been completed.

     Also on November 30, 2001, the Company  issued a news release,  attached as
Exhibit 99(c), announcing that dividend payments on the City Holding Company Trust I Preferred Stock scheduled for April 1, 2002 will be deferred. Dividend payments on the City Holding Company Trust Preferred II Stock scheduled for April 30, 2002 will also be deferred.

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements              None
     (b) Pro Forma Financial Information   None
     (c) Exhibits
              99(a)                        News Release - Investment Services
                                            Agreement
              99(b)                        News Release - Sale of California
                                            Subsidiaries
              99(c)                        News Release - Trust Preferred
                                            Dividends



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CITY HOLDING COMPANY


Date: December 11, 2001
                                            By: /s/ Michael D. Dean
                                            ----------------------------------
                                            Michael D. Dean
                                            Senior Vice President - Finance,
                                            Chief Accounting Officer and
                                            Duly Authorized Officer